EXHIBIT 5.1
                                 BRYAN CAVE LLP
                      ONE METROPOLITAN SQUARE, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                           FACSIMILE: (314) 259-2020

                                 August 13, 1996


AmVestors Financial Corporation
415 Southwest Eighth Avenue
Topeka, Kansas 66603

Gentlemen:

                  We have acted as special counsel to AmVestors Financial Corporation, a Kansas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of resales of (i) $65,000,000 in aggregate initial offering price, of the Company's 3% Convertible Subordinated Debentures (the "Debentures") issued under the indenture dated July 12, 1996, as it may be amended from time to time, between the Company and Boatmen's Trust Company, as Trustee (the "Indenture"), and (ii) 3,795,620 shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") issuable upon conversion of the Debentures, plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the Debentures as a result of adjustments to the conversion price (together the "Shares"). The Debentures and Shares are being registered under a registration statement on Form S-3 (the "Registration Statement") under the Act filed today with the Securities and Exchange Commission.

                  In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of each person executing documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the due authorization, execution and delivery of all agreements where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.

                  To the extent that it may be relevant to the opinion expressed herein, we have assumed, for purposes of the opinion expressed herein, that (i) the Trustee has the power and authority to enter into and perform the Indenture,
(ii) the Indenture had been duly authorized, executed and delivered by the Trustee and is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and (iii) the Debentures have been duly authenticated and delivered by the Trustee.
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AmVestors Financial Corporation
August 13, 1996
Page 2

                  Based upon the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. The Debentures have been duly authorized, executed and delivered by the Company and constitute binding obligations of the Company;

                  2. The Shares have been duly authorized and when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

                  We also hereby confirm, subject to the assumptions, qualifications and conditions contained herein, that the statements set forth in the form of the Prospectus included in the Registration Statement under the heading "Certain United States Federal Tax Consequences" accurately describe the material United States federal income tax consequences of the purchase of the Debentures.

                  This opinion is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect affecting creditors rights generally; and (ii) general principals of equity (including without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether such principles are considered in a proceeding in equity or at law.

                  This opinion is not rendered with respect to any laws other than the law of the State of Kansas as set forth in the latest codification of the Kansas Corporate Law available to us. We assume no responsibility as to the applicability or the effect of the laws rules, or regulations of any other domestic or foreign jurisdiction on the subject transactions.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/ Bryan Cave LLP

                                        BRYAN CAVE LLP